Exhibit 99.1

Contact:	Michael R. Kourey, CFO
Polycom, Inc.
925-924-5742
mkourey@polycom.com

POLYCOM REPORTS FIRST QUARTER EARNINGS

Revenues of $157.7M;

Year-Over-Year Revenue Growth of 15 Percent

PLEASANTON, Calif. – April 19, 2006 – Polycom, Inc. (NASDAQ: PLCM), the world’s leading provider of unified collaborative communications solutions, today reported its earnings for the first quarter ended March 31, 2006.

First quarter 2006 consolidated net revenues were $157.7 million, compared to $137.5 million for the first quarter of 2005. Non-GAAP net income in the first quarter of 2006 was $19.8 million, or 22 cents per diluted share. This compares to Non-GAAP net income of $17.6 million, or 18 cents per diluted share, for the first quarter of 2005. Non-GAAP financial measures exclude stock-based compensation expense, acquisition-related costs, purchased in-process research and development costs, amortization and impairment of purchased intangibles, restructuring costs, litigation reserves and payments, gain (loss) on strategic investments, income tax effect of the preceding adjustments, income (loss) from discontinued operations, net of taxes, and gain from sale of discontinued operations, net of taxes.

GAAP net income for the first quarter of 2006 was $14.0 million, or 16 cents per diluted share. GAAP net income for the first quarter of 2006 includes stock-based compensation expense related to the implementation of Statement of Financial Accounting Standard (SFAS) 123R in fiscal 2006 of $3.5 million, net of tax, or 4 cents per diluted share. GAAP net income for the first quarter of 2005 was $16.4 million, or 16 cents per diluted share. GAAP net income prior to fiscal 2006 did not include stock-based compensation expense. Including the pro forma stock-based compensation expense previously disclosed in Polycom’s financial statement footnotes, net income for the first quarter of 2005 would have been $11.0 million or 11 cents per diluted share.

The reconciliation of the GAAP statement of operations amounts to the respective Non-GAAP figures, for the three months ended March 31, 2006 and 2005, is set forth at the end of this press release.

On a product line basis, consolidated net revenues for the first quarter of 2006 were comprised of 53 percent video communications, or $83.1 million; 21 percent network systems, or $33.8 million; and 26 percent voice communications, or $40.8 million. This compares to the first quarter of 2005, in which consolidated net revenues were comprised of 55 percent video communications, or $75.6 million; 24 percent network systems, or $33.6 million; and 21 percent voice communications, or $28.3 million.

“During the first quarter, Polycom continued to benefit from voice and video over IP adoption,” said Robert Hagerty, president and CEO. “In fact, although the first quarter is typically a seasonally tougher quarter, we experienced sequential revenue growth and a 15 percent year-over-year growth rate in revenues. We believe that achieving this sharp revenue growth provides empirical validation that our strategy of delivering a highly innovative and integrated voice, video and content solution to our enterprise, government, education, and healthcare customers is working. The applications for our collaborative communications solutions abound and, coupled with the ease of IP connectivity, are driving demand to a new level.”

Hagerty continued, “Against this backdrop of rising IP connectivity, Polycom is continuing to invest in product integration and go-to-market programs with our strategic partners. Working closely with both our call management and presence-based communications partners such as Alcatel, Avaya, Cisco, IBM, Microsoft, Nortel, and others, our solution is being rapidly adopted by organizations of all sizes on a global basis. The ease of use of our integrated collaborative communications solution is at a level that we believe is unparalleled, and we are pleased that our customers are adopting Polycom’s integrated solution at the highest levels thus far.”

“With our revenues of $157.7 million and our strong margins, we generated $26.1 million in positive operating cash flow in the first quarter,” said Michael Kourey, senior vice president, finance and administration, and CFO. “In concert with achieving these record revenue levels, Polycom’s backlog of $34.5 million is up 44 percent year over year while deferred revenue jumped 55 percent to $57.5 million. During the first quarter, we purchased an additional $52 million in Polycom common stock and exited the quarter with a remaining $67 million authorization under the current share repurchase program.”

About Polycom

Polycom, Inc. is the worldwide leader in unified collaborative communications (UCC) that maximize the efficiency and productivity of people and organizations by integrating the broadest array of video, voice, data and Web solutions to deliver the ultimate communications experience. Polycom’s high quality, standards-based conferencing and collaboration solutions are easy to deploy and manage, as well as intuitive to use. Supported by an open architecture, they integrate seamlessly with leading telephony and presence-based networks. With its market driving technologies, best-in-class products, alliance partnerships, and world-class service, Polycom is the smart choice for organizations seeking proven solutions and a competitive advantage in real-time communications and collaboration. For additional information call 1-800-POLYCOM (765-9266) or +1-408-526-9000, or visit the Polycom website at www.polycom.com.

This release contains forward-looking statements, within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, regarding future events, future demand for our products, and the future performance of the Company, including statements regarding voice and video over IP adoption as a driver for the Company’s business, revenue growth as a validation of the Company’s strategy, applications for the Company’s collaborative communications solutions and ease of IP connectivity as additional drivers for product demand, and the adoption rate of the Company’s integrated solutions. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the impact of competition on our product sales and for our customers and partners, potential fluctuations in results and future growth rates, the market acceptance of Polycom’s products, such as voice and video over IP products, and changing market demands, possible delays in the development, availability and shipment of new products, increasing costs and differing uses of capital, challenges associated with integrating acquired companies, changes in key personnel, and risks associated with changes in general economic conditions. Many of these risks and uncertainties are discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, and in other reports filed by Polycom with the SEC. Polycom disclaims any intent or obligations to update these forward-looking statements.

As has been noted on the Company’s web site since April 12, 2006, Polycom will hold a conference call today, April 19, 2006, at 5:00 p.m. ET/2:00 p.m. PT to discuss its first quarter earnings. Robert Hagerty, chairman, president and CEO, and Michael Kourey, chief financial officer, will host the conference. You may participate by viewing the webcast at www.polycom.com or, for callers in the US and Canada, by calling 888-793-1722; and for callers outside of the US and Canada, by calling 212-896-6111, with the pass code being Polycom. A replay of the call will also be available at www.polycom.com or, for callers in the US and Canada, at 800-633-8284; and for callers outside of the US and Canada, at 402-977-9140.

The access number for the replay is 21289479. A replay of the call will also be maintained on our website at www.polycom.com under Investor Relations – Archived Conference Calls for twelve months.

Polycom and the Polycom logo are registered trademarks in the U.S. and various countries. All other trademarks are the property of their respective owners. ©2006, Polycom, Inc. All rights reserved.

POLYCOM, INC.

Non-GAAP Condensed Consolidated Statements of Operations

Excluding Stock-based compensation expense, Acquisition-related costs, Purchased in-process R&D, Amortization and impairment of purchased intangibles, Restructuring costs, Litigation reserves and payments, Gain (loss) on strategic investments, Income tax effect of the preceding adjustments, Income (loss) from discontinued operations, net of taxes,

and Gain from sale of discontinued operations, net of taxes

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31, 2006	March 31, 2005
Revenues:
Product revenues	$138,668	$122,117
Service revenues	19,045	15,401

Total revenues	157,713	137,518

Cost of revenues:
Cost of product revenues	50,106	41,382
Cost of service revenues	9,631	9,625

Total cost of revenues	59,737	51,007

Gross profit	97,976	86,511

Operating expenses:
Sales and marketing	38,735	34,215
Research and development	25,757	21,842
General and administrative	8,934	8,991

Total operating expenses	73,426	65,048

Operating income	24,550	21,463

Interest income, net	3,918	2,744
Other expense, net	(136)	(59)

Income before provision for income taxes	28,332	24,148
Provision for income taxes	8,500	6,520

Non-GAAP net income	$19,832	$17,628

Basic net income per share	$0.23	$0.18

Diluted net income per share	$0.22	$0.18

Weighted average shares outstanding for basic net income per share	88,078	98,870

Weighted average shares outstanding for diluted net income per share	89,346	100,357

Use of Non-GAAP Financial Information

To supplement our consolidated financial statements presented on a GAAP basis, Polycom uses non-GAAP measures of operating results, net income and income per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Polycom’s underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results and are excluded by management for purposes of internal budgets and making operational decisions. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or diluted net income per share prepared in accordance with generally accepted accounting principles in the United States.

POLYCOM, INC.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31, 2006	March 31, 2005
Revenues:
Product revenues	$138,668	$122,117
Service revenues	19,045	15,401

Total revenues	157,713	137,518

Cost of revenues:
Cost of product revenues (includes stock-based compensation expense under SFAS 123R of $348 for the three months ended March 31, 2006 and $0 for the three months ended March 31, 2005)	50,454	41,382
Cost of service revenues (includes stock-based compensation expense under SFAS 123R of $404 for the three months ended March 31, 2006 and $0 for the three months ended March 31, 2005)	10,035	9,625

Total cost of revenues	60,489	51,007

Gross profit	97,224	86,511

Operating expenses:
Sales and marketing (includes stock-based compensation expense under SFAS 123R of $1,440 for the three months ended March 31, 2006 and $0 for the three months ended March 31, 2005)	40,175	34,215
Research and development (includes stock-based compensation expense under SFAS 123R of $1,766 for the three months ended March 31, 2006 and $0 for the three months ended March 31, 2005)	27,523	21,842
General and administrative (includes stock-based compensation expense under SFAS 123R of $1,243 for the three months ended March 31, 2006 and $0 for the three months ended March 31, 2005)	10,177	8,991
Acquisition-related costs	45	66
Amortization and impairment of purchased intangibles	1,588	1,807
Restructuring costs	555	—
Litigation reserves and payments	—	(28)

Total operating expenses	80,063	66,893

Operating income	17,161	19,618

Interest income, net	3,918	2,744
Loss on strategic investments	—	(5)
Other expense, net	(136)	(59)

Income from continuing operations before provision for income taxes	20,943	22,298
Provision for income taxes	6,911	6,005

Income from continuing operations	14,032	16,293

Gain from sale of discontinued operations, net of taxes	—	105

Net income	$14,032	$16,398

Basic net income per share:
Income per share from continuing operations	$0.16	$0.17
Gain per share from sale of discontinued operations, net	—	—

Basic net income per share	$0.16	$0.17

Diluted net income per share:
Income per share from continuing operations	$0.16	$0.16
Gain per share from sale of discontinued operations, net	—	—

Diluted net income per share	$0.16	$0.16

Weighted average shares outstanding for basic net income per share	88,078	98,870

Weighted average shares outstanding for diluted net income per share	89,346	100,357

POLYCOM, INC.

GAAP to Non-GAAP Reconciliation

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31, 2006
	GAAP	Excluded	Non-GAAP
Revenues:
Product revenues	$138,668	$—	$138,668
Service revenues	19,045	—	19,045

Total revenues	157,713	—	157,713

Cost of revenues:
Cost of product revenues	50,454	348 (a)	50,106
Cost of service revenues	10,035	404 (a)	9,631

Total cost of revenues	60,489	752	59,737

Gross profit	97,224	(752)	97,976

Operating expenses:
Sales and marketing	40,175	1,440 (a)	38,735
Research and development	27,523	1,766 (a)	25,757
General and administrative	10,177	1,243 (a)	8,934
Acquisition-related costs	45	45	—
Amortization and impairment of purchased intangibles	1,588	1,588	—
Restructuring costs	555	555	—

Total operating expenses	80,063	6,637	73,426

Operating income	17,161	(7,389)	24,550

Interest income, net	3,918	—	3,918
Other expense, net	(136)	—	(136)

Income from continuing operations before provision for income taxes	20,943	(7,389)	28,332
Provision for income taxes	6,911	(1,589)	8,500

Net income	$14,032	$(5,800)	$19,832

Basic net income per share	$0.16	$(0.07)	$0.23

Diluted net income per share	$0.16	$(0.06)	$0.22

Weighted average shares outstanding for basic net income per share	88,078		88,078

Weighted average shares outstanding for diluted net income per share	89,346		89,346

(a)	Excluded amount represents stock-based compensation expense recorded in accordance with SFAS 123R, “Share-Based Payment” during the period.

POLYCOM, INC.

GAAP to Non-GAAP Reconciliation

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31, 2005
	GAAP	Excluded	Non-GAAP
Revenues:
Product revenues	$122,117	$—	$122,117
Service revenues	15,401	—	15,401

Total revenues	137,518	—	137,518

Cost of revenues:
Cost of product revenues	41,382	—	41,382
Cost of service revenues	9,625	—	9,625

Total cost of revenues	51,007	—	51,007

Gross profit	86,511	—	86,511

Operating expenses:
Sales and marketing	34,215	—	34,215
Research and development	21,842	—	21,842
General and administrative	8,991	—	8,991
Acquisition-related costs	66	66	—
Amortization of purchased intangibles	1,807	1,807	—
Litigation reserves and payments	(28)	(28)	—

Total operating expenses	66,893	1,845	65,048

Operating income	19,618	(1,845)	21,463

Interest income, net	2,744	—	2,744
Loss on strategic investments	(5)	(5)	—
Other expense, net	(59)	—	(59)

Income from continuing operations before provision for income taxes	22,298	(1,850)	24,148
Provision for income taxes	6,005	(515)	6,520

Income from continuing operations	16,293	(1,335)	17,628

Gain from sale of discontinued operations, net of taxes	105	105	—

Net income	$16,398	$(1,230)	$17,628

Basic net income per share:
Income per share from continuing operations	$0.17	$(0.01)	$0.18
Gain per share from sale of discontinued operations, net	—	—	—

Basic net income per share	$0.17	$(0.01)	$0.18

Diluted net income per share:
Income per share from continuing operations	$0.16	$(0.02)	$0.18
Gain per share from sale of discontinued operations, net	—	—	—

Diluted net income per share	$0.16	$(0.02)	$0.18

Weighted average shares outstanding for basic net income per share	98,870		98,870

Weighted average shares outstanding for diluted net income per share	100,357		100,357

POLYCOM, INC.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	March 31, 2006	December 31, 2005
ASSETS
Current assets
Cash and cash equivalents	$164,301	$189,271
Short-term investments	133,277	88,191
Trade receivables, net	74,130	69,419
Inventories	44,675	45,782
Deferred taxes	31,407	31,407
Prepaid expenses and other current assets	13,373	13,668

Total current assets	461,163	437,738

Property and equipment, net	34,620	35,293
Long-term investments	145,401	182,942
Goodwill	359,115	359,071
Purchased intangibles, net	18,757	20,332
Deferred taxes	17,039	17,070
Other assets	19,757	18,954

Total assets	$1,055,852	$1,071,400

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$43,158	$46,882
Accrued payroll and related liabilities	16,081	13,092
Taxes payable	60,248	60,784
Deferred revenue	41,857	37,908
Other accrued liabilities	31,570	32,832

Total current liabilities	192,914	191,498

Long-term deferred revenue	15,628	12,915
Other long-term liabilities	9,642	10,118

Total liabilities	218,184	214,531

Stockholders’ equity	837,668	856,869

Total liabilities and stockholders’ equity	$1,055,852	$1,071,400

POLYCOM, INC.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended
	March 31, 2006	March 31, 2005
Cash flows from operating activities:
Net income	$14,032	$16,398
Adjustments to reconcile net income to net cash provided by operating activities:
Gain from sale of discontinued operations, net of taxes	—	(105)
Depreciation and amortization	5,152	5,101
Amortization of purchased intangibles	1,588	1,807
Provision for doubtful accounts	59	—
Provision for (benefit from) excess and obsolete inventories	45	(436)
Non-cash stock based compensation	5,201	—
Gain on strategic investments	—	5
Amortization of unearned stock-based compensation	—	35
Loss on disposals of property and equipment	7	70

Changes in assets and liabilities, net of the effect of acquisitions:
Trade receivables	(4,770)	(6,448)
Inventories	1,062	(7,446)
Prepaid expenses and other assets	52	3,840
Accounts payable	(3,724)	(4,631)
Taxes payable	(536)	4,820
Other accrued liabilities	7,913	(4,222)

Net cash provided by operating activities	26,081	8,788

Cash flows from investing activities:
Purchase of property and equipment	(4,037)	(4,082)
Purchases of investments	(172,599)	(87,965)
Proceeds from sale and maturity of investments	164,279	104,142
Proceeds from sale of discontinued operations	—	165

Net cash (used in) provided by investing activities	(12,357)	12,260

Cash flows from financing activities:
Proceeds from issuance of common stock under employee option and stock purchase plans	13,711	4,325
Repurchase of common stock	(52,405)	(24,991)

Net cash used in financing activities	(38,694)	(20,666)

Net increase (decrease) in cash and cash equivalents	(24,970)	382
Cash and cash equivalents, beginning of period	189,271	96,331

Cash and cash equivalents, end of period	$164,301	$96,713